EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-146180 on Form SB-2 of our report dated March 19, 2007 relating to the consolidated financial statements of PolyMedix, Inc. appearing in the Prospectus, which is a part of such Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 12, 2007